Exhibit 99.1
Purchase, New York     Telephone: 914-253-2000     www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com
PepsiCo Announces Formation of Power of One — Americas Council
and Creation of Global Snacks Group
Company Reaffirms Guidance for 2011
PURCHASE, N.Y. — Sept. 20, 2011 — PepsiCo, Inc. (NYSE: PEP) today announced the formation of the Power of One — Americas Council, which brings together its top food and beverage leaders to leverage the combined scale of the company’s complementary snack and beverage businesses across North, South and Central America. The company also announced the creation of the Global Snacks Group (GSG), designed to drive breakthrough innovation across its leading portfolio of global snack food brands.
Both initiatives will be led by John Compton, CEO, PepsiCo Americas Foods, who will also retain responsibility for the company’s $22 billion snack and food business in the Americas. Compton is a highly experienced leader with prior experience as CEO, PepsiCo North America; President and CEO, Quaker Tropicana Gatorade; and Vice Chairman and President of Frito-Lay North America.
The Power of One — Americas Council will ensure full coordination across the food and beverage operating systems, while also unlocking opportunities to create value across the business — from sales, marketing and distribution to back-office operations. The new group will also focus on creating opportunities in complementary food and beverage products in ways that are attractive to retailers and consumers.
“The combination of our snack and beverage portfolios creates significant value for our shareholders through synergies driven by a common customer base and distribution platform, supplier leverage and shared infrastructure,” said PepsiCo Chairman and CEO Indra Nooyi. “The value of this combined portfolio has been greatest in our international markets, which share many activities; and we are now well positioned to realize further benefits in North America following the successful integration of our bottling business.”
Compton will be joined on the Power of One — Americas Council by Al Carey, CEO, PepsiCo Americas Beverages; Tom Greco, President, Frito-Lay North America; Pedro Padierna, President, PepsiCo Mexico; Olivier Weber, President, PepsiCo South America

Foods and Central America and Caribbean; Marc Guay, President, PepsiCo Foods Canada; Massimo d’Amore, President, Global Beverages Group; and Luis Montoya, President, Latin America Beverages.
“This strategically critical initiative will leverage the capabilities of the entire enterprise,” said Nooyi. “Snack and beverage occasions are typically planned together, and the products are both purchased and consumed together. Our new Power of One — Americas Council will help us to better coordinate our manufacturing, sales and distribution activities and align our retail and consumer brand promotions across our portfolio, which will result in greater operating efficiency, speed to market and value.”
The Global Snacks Group will focus on developing a coordinated approach to the company’s global brand portfolio, creating and delivering breakthrough snacks innovation and promoting best practice-sharing around the world.
“The creation of the Global Snacks Group and Power of One — Americas Council are critical components of our long-term strategy to strengthen and extend our global leadership position in snacks and leverage the power of our combined food and beverage businesses,” said Compton. “We believe these new initiatives will help us extend our advantage around the world.”
This decision to create GSG advances the company’s multi-year strategy to establish global platforms for marketing, branding and innovation. Previously, PepsiCo had announced the creation of the Global Nutrition Group and the Global Beverages Group.
The profit and loss responsibilities remain with the company’s four business units — PepsiCo Americas Foods, PepsiCo Americas Beverages, PepsiCo Europe and PepsiCo Asia, Middle East and Africa.
“As I look at our business and our organization today, I believe we are well equipped to deliver on our financial targets for the year and drive healthy, sustainable growth in the future,” said Nooyi.
The company continues to target high-single-digit earnings per share growth on a core, 52-week, basis for fiscal 2011, consistent with the outlook provided on July 21, 2011. Please see below for a definition of “core” and information about the items excluded from the company’s 2011 core EPS guidance.
About PepsiCo
PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that generate more than $1 billion in annual retail sales each. Our main businesses — Quaker, Tropicana, Gatorade, Frito-Lay, and Pepsi Cola — also make hundreds of other enjoyable foods and beverages that are respected household names throughout the world. With net revenues of approximately $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth by investing in a healthier future for people and our planet, which we believe also means a more successful future for PepsiCo. We call this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize our impact on the environment, including by conserving energy and water usage, and reducing packaging volume; to provide a great workplace for our associates; and to respect, support, and invest in the local communities where we operate. For more information, please visit www.pepsico.com.
Cautionary Statement
Statements in this communication that are “forward-looking statements”, including our 2011 guidance, are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; unfavorable economic conditions in the countries in which PepsiCo operates; fluctuations in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; and failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Glossary
Core: Core results are non-GAAP financial measures which exclude certain items. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends. With respect to our 2011 guidance, our core results exclude: the commodity mark-to-market net impact included in corporate unallocated expenses; certain inventory fair value adjustments and merger and integration charges related to The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and Wimm-Bill-Dann Foods OJSC (WBD);

and the impact of the 53rd week. For more details about our 2011 guidance, see “Reconciliation of GAAP and Non-GAAP Information.”
Reconciliation of GAAP and Non-GAAP Information
(unaudited)
2011 guidance
Our full-year projected 2011 core EPS guidance excludes the commodity mark-to-market net impact included in corporate unallocated expenses; merger and integration charges related to PBG, PAS and WBD; and the impact of the 53rd week. We are not able to reconcile our full-year projected 2011 core EPS to our full-year projected 2011 reported EPS because we are unable to predict the mark-to-market net gains or losses on commodity hedges due to the unpredictability of future changes in commodity prices. Therefore, we are unable to provide a reconciliation of these measures.
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